UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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U.S. Physical Therapy, Inc.

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U. S. PHYSICAL THERAPY, INC.

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

DATE:	Tuesday, May 22, 2007

TIME:	9:00 a.m. (CT)

PLACE:	1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042

MATTERS TO BE ACTED ON:

1.	Election of ten directors to serve until the next annual meeting of stockholders.

2.	Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2007.

3.	Consideration of any other matters that may properly come before the meeting or any adjournments.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ELECTION OF EACH OF THE TEN NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Your Board of Directors has set April 10, 2007 as the record date for the Annual Meeting. Only holders of our common stock of record on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments. A complete list of stockholders will be available for examination at the Annual Meeting and at our offices at 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042, for a period of ten days prior to the Annual Meeting.

You are cordially invited to join us at the Annual Meeting. However, to insure your representation at the Annual Meeting, we request that you return your signed proxy card at your earliest convenience, whether or not you plan to attend the Annual Meeting. Your proxy card will be returned to you if you are present at the Annual Meeting and request its return.

By Order of the Board of Directors,

Janna King, Corporate Secretary

April 17, 2007

PROXY STATEMENT
ITEM 1 — ELECTION OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
ITEM 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INDEPENDENT PUBLIC ACCOUNTANTS
DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE 2008 ANNUAL MEETING OF STOCKHOLDERS
OTHER MATTERS

U. S. PHYSICAL THERAPY, INC.
1300 West Sam Houston Parkway South, Suite 300
Houston, Texas 77042
(713) 297-7000

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

MAY 22, 2007

Annual Meeting:

Date:	Tuesday, May 22, 2007

Time:	9:00 a.m. (CT)

Place:	1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042

Agenda:

Election of ten director nominees.

Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2007.

Who Can Vote:

All holders of record of our common stock at the close of business on April 10, 2007 are entitled to vote at the Annual Meeting. Holders of our common stock are entitled to one vote per share.

Proxies Solicited By:

Your vote and proxy are being solicited by our Board of Directors for use at the Annual Meeting. This Proxy Statement and the enclosed proxy card are being mailed on behalf of our Board of Directors on or about April 17, 2007 to all of our stockholders (any reference to shareholders and or stockholders shall denote and be referred to as stockholders) of record as of the close of business on April 10, 2007.

Your presence at the Annual Meeting will not automatically revoke your proxy. You may, however, revoke your proxy at any time prior to its exercise by delivering to us another proxy bearing a later date, by attending the Annual Meeting and voting in person, or by filing a written notice of revocation with Janna King, our Corporate Secretary, at our principal executive offices, 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042. If you receive multiple proxy cards, this indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should vote each of the proxy cards to ensure that all of your shares are voted.

Proxies:

Properly executed but unmarked proxies will be voted FOR the election of our ten director nominees and FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm. If you “withhold” your vote for any of the nominees, this will be counted as a vote AGAINST that nominee. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote your shares as directed by a majority of the Board of Directors.

Quorum:

Only shares of our common stock can be voted, with each share entitling its owner to one vote on all matters. The close of business on April 10, 2007 was fixed by the Board of Directors as the record date for determination of stockholders entitled to vote at the meeting. The number of shares of our common stock outstanding on the record date was 11,535,112. The presence, in person or by proxy, of at least a majority of the shares is necessary to constitute a quorum at our Annual Meeting. Abstentions will be treated as present for determining a quorum at the Annual Meeting. If a broker holding your shares in “street” name indicates to us on a proxy card that the broker lacks discretionary authority to vote your shares, we will not consider your shares as present or entitled to vote for any purpose. There is no cumulative voting in the election of directors and, as required by Nevada law, the directors will be elected by a plurality of the votes cast at the Annual Meeting.

Cost of Proxy Solicitation:

We will bear the cost of soliciting proxies. Some of our directors, officers and regular employees may solicit proxies personally or by telephone. Proxy materials will also be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names.

Questions and Additional Information:

You may call our President and Chief Executive Officer, Christopher J. Reading, our Chief Financial Officer, Lawrance W. McAfee, or email us at investorrelations@usph.com if you have any questions. A copy of our Annual Report on Form 10-K for the year ended December 31, 2006 accompanies this Proxy Statement. We have filed an Annual Report on Form 10-K for the year ended December 31, 2006 (the “Form 10-K”) with the Securities and Exchange Commission (the “SEC”). You may obtain additional copies of the Form 10-K by downloading it from our website at www.usph.com, by writing to U.S. Physical Therapy, Inc., 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042, Attention: Janna King, Corporate Secretary or by emailing us at investorrelations@usph.com.

PLEASE VOTE — YOUR VOTE IS IMPORTANT

ITEM 1 — ELECTION OF DIRECTORS

The accompanying proxy, unless marked to the contrary, will be voted in favor of the election of Messrs. Daniel C. Arnold, Christopher J. Reading, Lawrance W. McAfee, Mark J. Brookner, Bruce D. Broussard, Bernard A. Harris, Jr., Marlin W. Johnston, J. Livingston Kosberg, Jerald L. Pullins, and Clayton K. Trier. These ten nominees are current directors standing for re-election and will be elected at the Annual Meeting to serve until the next annual meeting of stockholders. Mr. Albert L. Rosen, a current director of the Company, is not standing for re-election. In connection with the election of directors at the Annual Meeting, the Board of Directors intends to set the number of directors constituting our full Board of Directors at ten.

The board of directors has determined that Messrs. Arnold, Broussard, Harris, Johnston, Pullins, and Trier are considered independent under the applicable NASDAQ Listing Standards. Messrs. McAfee and Reading, who are officers of the Company, and Messrs. Brookner and Kosberg, who are or have been within the last fiscal year, consultants to the Company, former employees and founders, are not considered independent under the applicable NASDAQ Listing Standards. The nominees for director are:

		Director
Nominees:	Age	Since	Position(s)Held

Daniel C. Arnold	77	1992	Chairman of the Board
Christopher J. Reading	43	2004	President, Chief Executive Officer and Director
Lawrance W. McAfee	52	2004	Executive Vice President, Chief Financial Officer and Director
Mark J. Brookner	62	1990	Vice Chairman of the Board and Director
Bruce D. Broussard	44	1999	Director
Dr. Bernard A. Harris, Jr.	50	2005	Director
Marlin W. Johnston	75	1992	Director
J. Livingston Kosberg	70	2004	Director
Jerald L. Pullins	65	2003	Director
Clayton K. Trier	55	2005	Director

Director Biographies:

Daniel C. Arnold was named our Chairman of the Board on July 6, 2004. Mr. Arnold is a private investor engaged primarily in managing his personal investments. He previously served as Chairman of the Board of Trustees of Baylor College of Medicine. He is currently serving only on the Board of U. S. Physical Therapy, Inc.

Christopher J. Reading was promoted to President and Chief Executive Officer and elected to our Board of Directors effective November 1, 2004. Prior to November 2004, Mr. Reading served as our Chief Operating Officer since joining us in October 2003. From 1990 to 2003, Mr. Reading served in various executive and management positions with HealthSouth Corporation where most recently he was Senior Vice President of operations responsible for over 200 facilities located in 10 states. Mr. Reading is a physical therapist.

Lawrance W. McAfee was promoted to Executive Vice President and elected to our Board of Directors effective November 1, 2004. Mr. McAfee also serves as our Chief Financial Officer, a position he has held since joining us in September 2003. Mr. McAfee’s experience includes having served as Chief Financial Officer of three public companies and President of two private companies. From September 2002 to April 2003, he served as President and Chief Financial Officer of SAT Corporation, a software company. From September 1999 until March 2002, Mr. McAfee was Chief Financial Officer and later President of CheMatch.com, Inc., an on-line chemicals exchange.

Mark J. Brookner has served as our Vice Chairman of the Board since August 1998. Mr. Brookner is currently a private investor. He served as our Chief Financial Officer from April 1992 to August 1998 and as our Secretary and Treasurer during portions of that period.

Bruce D. Broussard has served on our Board since 1999. Since November 2005, Mr. Broussard has been President of U.S. Oncology, Inc., a cancer-care services company formerly listed on The Nasdaq Stock Market. From August 2000 through October 2005, he was the Chief Financial Officer of U.S. Oncology, Inc. From December 1997 to August 2000, Mr. Broussard was the Chief Executive Officer of HarborDental Properties, a dental development company specializing in free-standing upscale dedicated dental buildings. Mr. Broussard served as the Chief Financial Officer for Regency Health Services, Inc., a national chain of nursing homes and provider of long-term health services formerly listed on the New York Stock Exchange, from 1996 to 1997 and as a Director and Chief Financial Officer for Sun Health Care Group, a health care provider, from 1993 to 1996.

Dr. Bernard A. Harris joined our Board on August 23, 2005. From June 2001, Dr. Harris has been President and Chief Executive Officer of Vesalius Ventures, a venture capital firm that invests in early stage medical informatics and technology. From July 31, 2006, Dr. Harris has served as a Class III director of Sterling Bancshares, Inc., a bank holding company. From 1996 to 2001, he served as Chief Medical Officer and Vice President for Space Hab, an aerospace company. Dr. Harris is a former astronaut, having completed two space shuttle missions. He completed his residency in Internal Medicine at the Mayo Clinic and trained as a flight surgeon at the Aerospace School of Medicine at Brooks Air Force Base.

Marlin W. Johnston has served on our Board since 1992. Mr. Johnston has been a management consultant with Tonn & Associates, a management consulting firm, since September 1993. During 1992 and 1993, Mr. Johnston served as a management consultant to the Texas Department of Health and the Texas Department of Protective and Regulatory Services.

J. Livingston Kosberg rejoined our Board of Directors on July 6, 2004 and served as our interim Chief Executive Officer from July 6, 2004 through October 31, 2004. Mr. Kosberg previously served as our Chief Executive Officer from April 1992 until August 1995 and as our Chairman of the Board from April 1992 until May 2001. Mr. Kosberg also serves as a director of Affiliated Computer Services, Inc., a company listed on the New York Stock Exchange that provides business process and technology outsourcing solutions to commercial and government clients. Mr. Kosberg has been involved in a variety of industries, including healthcare, finance and construction and currently serves as an advisor to several investment funds.

Jerald L. Pullins has served on our Board since 2003. He is currently engaged in managing personal investments. From 2002 until December 2006, Mr. Pullins was President and Chief Executive Officer of Voyager Hospice, Inc., a private enterprise involved in the acquisition, development and operation of hospice and palliative care facilities. From August 1991 until 2002, he was employed by Service Corporation International, a provider of funeral, cemetery and related services listed on the New York Stock Exchange, in various capacities including: President and Chief Operating Officer (1998-2002); Executive Vice President-International Operations (1994-1998); and Senior Vice President-Corporate Development (1991-1994). Prior to 1991, for seven years he served as President and Chief Executive Officer of The Sentinel Group, Inc., a private company which owned and operated funeral, cemetery, insurance and related businesses.

Clayton K. Trier joined our Board on February 23, 2005. Mr. Trier is a private investor. He was a founder and former Chairman and Chief Executive Officer of U. S. Delivery Systems, Inc., which developed the first national network providing same-day delivery service, from 1993 until 1997. Before it was acquired in 1996, U. S. Delivery was listed for two years on the New York Stock Exchange. Mr. Trier currently serves on the board of Creative Master (Bermuda) Ltd, a public company listed on the Singapore Stock Exchange, and is Chairman of the Board of Digital Music Group, Inc., a public company listed on the Nasdaq National Market.

The persons named on the proxy card will vote FOR all of the nominees for director listed above unless you withhold authority to vote for one or more of the nominees. As required by Nevada law, nominees will be elected by a plurality of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be treated as a vote for or against any particular nominee and will not affect the outcome of the election of directors. Continental Stock Transfer & Trust Co. will tabulate the votes cast by proxy or in person at the Annual Meeting.

All of our nominees have consented to serve as directors. Our Board has no reason to believe that any of the nominees will be unable to act as a director. However, if any director is unable to serve, the Board will designate a substitute. If a substitute nominee is named, the persons named on the proxy card will vote FOR the election of the substitute nominee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
VOTE FOR THE ELECTION OF THE TEN NOMINEES FOR DIRECTOR
NAMED IN THE PROXY STATEMENT.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independent Directors

After the upcoming Annual Meeting, the Board will consist of ten directors, six of whom the Board has affirmatively determined have no relationship with the Company or its subsidiaries which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and are independent, as defined in the applicable NASDAQ Listing Standards. See Item 1. Election of Directors. Specifically, the Board determined that the six members of the Board are determined to be independent as defined in Rule 4200 of the NASD Rules, and independent as defined in Rule 10A-3(b)(1) under the Exchange Act.

Attendance at Board Meetings and Board Committees

The Board of Directors conducts its business through its meetings and through meetings of certain committees of the Board of Directors. All committees act for the Company. The Board of Directors is comprised of a majority of independent directors as required by the applicable NASDAQ Listing Standards.

The Board has standing committees as follows: (i) Governance and Nominating, (ii) Corporate Compliance (sub-committee of the Audit Committee), (iii) Compensation, and (iv) Audit Committees. During 2006, the Board of Directors met 5 times, the Governance and Nominating Committee met 2 times, the Corporate Compliance Committee met 4 times, the Compensation Committee met 9 times and the Audit Committee met 9 times. Each of our directors attended at least 75% of the aggregate meetings of the Board of Directors and the committees on which he served. These committees are constituted as follows:

Governance and Nominating Committee

The Governance and Nominating Committee currently consists of Messrs. Arnold (Chairman), Broussard and Trier, all of whom are independent directors (as the term independent is defined by the applicable NASDAQ Listing Standards). The function of the Governance and Nominating Committee is to select, screen and recommend to the full Board nominees for election as directors, including any nominees proposed by stockholders who have complied with the procedures described below. The Governance and Nominating Committee also has ongoing responsibility for oversight review of Board performance, ensuring individual Board member’s continuing commitment to the Board and the Company’s goals and objectives. Additional functions include regularly assessing the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance and Nominating Committee will consider various potential candidates for director. Candidates may come to the attention of the Governance and Nominating Committee through current Board members, stockholders, or other persons. The Governance and Nominating Committee may also hire third parties to identify, evaluate, or to assist in identifying or evaluating, potential nominees should it be determined necessary. The Governance and Nominating Committee is required to meet twice a year and operates under a written charter, a copy of which is available on our website www.usph.com.

Nomination Criteria.  In its consideration of Board candidates, the Governance and Nominating Committee considers the following criteria: the candidate’s general understanding of health care sector, marketing, finance and other disciplines relevant to the success of a publicly-traded company; strategic business contacts and regard or reputation in the community, industry and civic affairs; financial, regulatory and business experience; integrity, honesty and reputation; diversity, size of the Board of Directors and regulatory obligations. In the case of incumbent directors whose terms of office are set to expire, the Governance and Nominating Committee reviews such directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and whether the director continues to meet the independence standards set forth in the applicable SEC rules and regulations and the applicable NASDAQ Listing Standards. In the case of new director candidates, the questions of independence and financial expertise are important to determine what roles can be performed by the candidate, and the Governance and Nominating Committee determines whether the candidate meets the independence standards set forth in the SEC rules and regulations and the applicable NASDAQ Listing Standards, and the level of the candidate’s financial expertise. Candidates are first screened by the Governance and Nominating Committee, and if approved by the Governance and Nominating Committee, then they are screened by other members of the Board. The full Board approves the final nomination(s) based on recommendations from the Governance and Nominating Committee. The Chairman of the Board, acting on behalf of the full Board, will extend the formal invitation to become a nominee of the Board of Directors. Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

Stockholder Nomination Procedures.  The Governance and Nominating Committee will consider director candidates recommended by the stockholders. Generally, for a stockholder of the Company to make a nomination, he or she must give written notice to our Corporate Secretary so that such notice is received at least 120 calendar days prior to the first anniversary of the date the Company’s proxy statement is sent to the stockholders in connection with the previous year’s annual meeting of stockholders. If no annual meeting of stockholders was held in the previous year (or if the date of the annual meeting of stockholders was changed by more than 30 calendar days from the date of the previous year’s annual meeting), the notice must be received by the Company at least 150 calendar days prior to the date of the last annual meeting held. The stockholder’s notice must set forth as to each nominee: (i) the name, age, business address and residence address of such nominee; (ii) the principal occupation or employment of such nominee; (iii) the number of shares of our Common Stock which are beneficially owned by such nominee; and (iv) any other information relating to such nominee that may be required under federal securities laws to be disclosed in solicitations of proxies for the election of directors (including the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serve as a director if elected). The stockholder’s notice must also set forth as to the stockholder giving notice: (i) the name and address of such stockholder; and (ii) the number of shares of our Common Stock which are beneficially owned by such stockholder.

If the information supplied by the stockholder is deficient in any material aspect or if the foregoing procedure is not followed, the chairman of the annual meeting may determine that such stockholder’s nomination should not be brought before the meeting and that such nominee shall not be eligible for election as a director of the Company. The Governance and Nominating Committee will not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder.

Corporate Compliance Sub-Committee

The Corporate Compliance Committee is a sub-committee of the Audit Committee, and consists of three independent directors (“Compliance Committee”). The three independent director members of this committee are Messrs. Johnston (Chairman), Harris and Pullins. The Compliance Committee has general oversight of our Company’s compliance with the legal and regulatory requirements regarding healthcare operations. The Chairman of the Compliance Committee is provided with information regarding calls received on the Company’s compliance hotline and reports findings to the Compliance Committee. The Compliance Committee relies on the expertise and knowledge of management, especially our Compliance Officer (“CO”) and other compliance, management, operations and legal personnel. The CO is in ongoing contact with the Chairman of the Compliance Committee. The Compliance Committee meets at least two times a year or more frequently as necessary to carry out its responsibilities and reports periodically to the Board of Directors regarding its actions and recommendations. The Corporate Compliance Committee reviews and assesses the activities and findings of clinic internal audits, reviews reports of material noncompliance and reviews and approves corrective actions proposed by management.

Compensation Committee

The current members of the Compensation Committee are Messrs. Broussard (Chairman), Arnold, Rosen and Trier all of whom are independent directors (as the term independent is defined by NASDAQ Stock Market Rule 4200((a)15). Mr. Rosen will serve until the Annual Meeting. As more fully described in the Compensation Committee Charter. The Compensation Committee is responsible, among other things, to:

•	approve and report to the Board the corporate goals and objectives relevant to the chief executive officer’s compensation, evaluate the chief executive officer’s performance in light of these corporate goals and objectives, and determine and report to the Board regarding the chief executive officer’s compensation level;

•	determine and report to the Board regarding compensation for other senior executives, including incentive compensation plans and equity-based plans;

•	advise on compensation of members of the Board;

•	administer the Company’s equity compensation plans and approve grants to executive officers and employees under such plans;

•	produce a Compensation Discussion and Analysis and Compensation Committee Report to be included in the Company’s annual proxy statement as required by the rules of the Securities and Exchange Commission; and

•	annually review the Committee’s performance of its responsibilities and duties and review and reassess the adequacy of the Compensation Committee Charter and recommend to the Board any necessary revisions or improvements that the Committee considers appropriate.

The Committee may delegate its responsibilities to subcommittees of one or more directors. The Committee meets at least two times a year or more frequently as necessary to carry out its responsibilities. The chief executive officer is not permitted to be present during any deliberations or voting with respect to his or her compensation.

Audit Committee

The Audit Committee currently consists of Messrs. Johnston (Chairman), Harris, Pullins and Trier. Our Board of Directors has determined that Mr. Trier and Mr. Pullins are “audit committee financial experts.” As more fully described in the Audit Committee Charter, which can be found on our website, www.usph.com, the Audit Committee is responsible for, among other things:

•	overseeing our financial reporting processes, including the quarterly reviews and annual audits of our financial statements by the independent auditors;

•	the appointment, compensation, retention and oversight of the work of the independent auditors;

•	pre-approving audit and permitted non-audit services, and related fees and terms of engagement, provided by the independent auditors; and

•	reviewing with management and independent auditors issues relating to disclosure controls and procedures and internal control over financial reporting.

The Audit Committee Charter requires that the Audit Committee consist of at least three independent members of our Board. Each member of the Audit Committee is an “independent director” as that term is defined by Nasdaq Stock Market Rule 4200(a)(15).

Codes of Conduct and Procedures Regarding Related Party Transactions

Our Board has approved and we have adopted a Code of Business Conduct and Ethics for our Officers and all Employees. We also have an additional Code of Business Conduct and Ethics which is applicable to our directors. Both Codes are available on our website, www.usph.com. Our Board, or a committee of its independent members, is responsible for reviewing and approving or rejecting any requested waivers to the Code, as such waivers may apply to our directors. Any waivers of this Code for directors will be disclosed in a Form 8-K filed with the SEC, which will be available on the SEC’s website at www.sec.gov. The Code requires each director to disclose to the Board any interest he or she may have in a potential transaction, arrangement or agreement to which the Company is or will be a party, and refrain from participating directly or indirectly in the transaction unless the Board approves such participation with all interested directors abstaining from the consideration and deliberation of, and any votes concerning, such matter. The Company is considering the adoption of a standalone Policy Statement regarding Related Person Transactions.

Our Board has further approved and we have adopted an additional Code of Business Conduct and Ethics, applicable to our Chief Executive Officer, Chief Financial Officer and senior financial officers, relating to dealings with our auditors and the preparation of our financial statements and other disclosures made to the public under SEC rules and regulations. This Code is available on our website, www.usph.com. The Board, or a committee of its independent members, is responsible for reviewing and approving or rejecting any requested waivers from and amendments to this Code. Any waivers from and amendments to will be disclosed in a Form 8-K filed with the SEC, which will be available on the SEC’s website at www.sec.gov. The Code requires officers to disclose directly to the Audit Committee any conflicts of interest, including any material transaction or relationship involving a potential conflict of interest.

Communications with the Board of Directors and Attendance at Annual Meeting.

The Board of Directors maintains an informal process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors should send any communication to Janna King, our Corporate Secretary, at our principal executive offices, 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Although the Company does not have a formal policy requiring them to do so, all of the members of our Board of Directors are encouraged to attend our annual meeting of stockholders. At the 2006 annual meeting, nine of our directors were in attendance.

Compensation of Directors

For 2006, each of our non-employee directors received $7,500 per quarter (“Retainer Fee”) for serving as a member of our Board of Directors, with the exception of those who held a consulting agreement (see below). Non-employee directors are paid $500 for each committee meeting attended in person or telephonically (hereinafter referred to as “Meeting Fees”). The Chairman of the Audit Committee and Compliance Committee is paid a $5,000 annual fee and the Chairman of the Board is paid a $20,000 annual chairman fee (hereinafter all referred to as “Chairman Fees”). Directors are also reimbursed for their out-of-pocket travel and related expenses incurred in attending Board and committee meetings. Directors who are also our employees or consultants are not compensated separately for serving on our Board.

In 2006, Mr. Brookner received $50,000 in compensation and Mr. Kosberg received $36,583 in compensation for serving as consultants. Mr. Brookner and Mr. Kosberg’s consulting arrangements are described below in the section entitled “Employment and Consulting Agreements.”

Director Compensation Table

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the non-employee Company’s directors during the fiscal year ended December 31, 2006.

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
Name	in Cash(1)	Awards	Awards(2)	Compensation	Earnings	Compensation(3)	Total

Daniel C. Arnold	$53,500	—	—	—	—	—	$53,500
Mark J. Brookner	—	—	—	—	—	$50,000	$50,000
Bruce D. Broussard	$34,500	—	—	—	—	—	$34,500
Dr. Bernard A. Harris, Jr.	$37,000	—	—	—	—	—	$37,000
Marlin W. Johnston	$43,500	—	—	—	—	—	$43,500
J. Livingston Kosberg(4)	$15,500	—	—	—	—	$36,583	$52,083
Jerald L. Pullins	$38,000	—	—	—	—	—	$38,000
Albert L. Rosen(5)	$24,500	—	—	—	—	—	$24,500
Clayton K. Trier	$38,500	—	$32,382	—	—	—	$70,882

(1)	Includes Retainer Fees, Chairman Fees and Meeting Fees.

(2)	The amount shown represent the compensation expense related to option awards included in the Company’s financial statements for fiscal year 2006 per FAS 123(R) adjusted to reflect actual rather than estimated forfeitures for awards with service-based vesting conditions. Actual forfeitures were insignificant. See the Company’s Annual Report for the year ended December 31, 2006 for a description of the FAS 123(R) valuations. The compensation expense for the option awards includes the values for awards granted in prior fiscal years. There were no grants to non-employee directors in 2006.

(3)	Represents payments under Consulting Agreements. Mr. Brookner and Mr. Kosberg’s consulting arrangements are described below in the section entitled “Employment and Consulting Agreements.”

(4)	Represents payments made to Mr. Kosberg under a Consulting Agreement for two quarters which expired by its own terms, and quarterly directors fees made for two quarters upon expiration of the Consulting Agreement.

(5)	Rosen served as a director for only a portion of 2006.

STOCK OWNERSHIP

Stock Owned by Directors, Nominees and Executive Officers

The following table shows the number and percentage of shares of our common stock beneficially owned by our directors and executive officers as of March 31, 2007. Each person has sole voting and investment power for the shares shown below unless otherwise indicated.

	Number of Shares		Right to	Percent of
Name of Beneficial Owner	Owned(1)		Acquire(2)	Common Stock

Directors
Daniel C. Arnold	124,002		86,002	1.1%
Chairman of the Board
Christopher J. Reading	141,000		140,000	1.2%
President, Chief Executive Officer and Director
Lawrance W. McAfee	118,000		115,000	1.0%
Executive Vice President, Chief Financial Officer and Director
Mark J. Brookner	95,000	(3)	25,000	*
Vice Chairman of the Board and Director
Bruce D. Broussard	40,002		40,002	*
Director
Dr. Bernard A. Harris, Jr.	30,000		30,000	*
Director
Marlin W. Johnston	52,500		37,500	*
Director
J. Livingston Kosberg	271,710	(4)	30,000	2.4%
Director
Jerald L. Pullins	62,500		57,500	*
Director
Albert L. Rosen	123,000		55,500	1.1%
Director (not standing for reelection)
Clayton K. Trier	34,000		32,500	*
Director
Non-Director Executive Officers
Glenn D. McDowell	20,000		20,000	*
Chief Operating Officer

All directors and executive officers as a group (12 persons)	1,111,714		669,004	9.1%

*	Less than 1%

(1)	Includes shares of our common stock subject to outstanding options that are currently exercisable or exercisable through May 30, 2007. None of the shares included are pledged.

(2)	Number of shares of our common stock (of the total beneficially owned) that can be acquired through stock options exercisable through May 30, 2007.

(3)	Includes 25,000 shares of our common stock owned directly by Mr. Brookner and 45,000 shares of common stock held in various trusts of which Mr. Brookner is the trustee.

(4)	Includes 210,000 shares of our common stock held by the Livingston Kosberg Trust of which Mr. Kosberg is the trustee and income beneficiary. Also includes 13,200 shares of our common stock held directly by Mr. Kosberg, 15,000 shares of our common stock held in a trust of which Mr. Kosberg is the trustee and 3,510 shares of our common stock held by Mr. Kosberg’s spouse for which Mr. Kosberg disclaims beneficial ownership.

Stock Held by Principal Beneficial Holders

The table below shows the ownership of our shares of common stock by persons known to us to beneficially own more than 5% of our Common Stock. Unless otherwise noted, the information is based on the most recent statements filed with the SEC on Schedule 13D or 13G, submitted to us by those persons.

	Amount and		Percent of
	Nature of		Common Stock
Name and Address of Beneficial Owner	Beneficial Ownership		Outstanding

Royce & Associates, LLC	1,547,975	(1)	13.4%
1414 Avenue of the Americas New York, NY 10019
Wellington Management Company, LLP	1,115,000	(2)	9.7%
75 State Street Boston, MA 02109
Wasatch Advisors, Inc.	718,159	(3)	6.2%
150 Social Hall Avenue Salt Lake City, UT
Kennedy Capital Management	691,821	(4)	6.0%
10829 Olive Bouvelard St. Louis, MO 63141
Bank of America Corporation	643,039	(5)	5.6%
100 North Tryon Street, Floor 25 Charlotte, NC 28255
Columbia Management Advisors, Inc.	627,314	(6)	5.4%
100 Federal Street, 21st Floor Boston, MA 02110

(1)	Royce & Associates, LLC has sole voting and dispositive power over all of the shares as disclosed in a Schedule 13G filed January 25, 2007.

(2)	Per Schedule 13G filed February 14, 2007, Wellington Management Company, LLP has shared voting power over 580,000 of the 1,115,000 shares and has shared dispositive power over all of the 1,115,000 shares. Wellington Management Company, LLP, in its capacity as investment adviser, may be deemed to beneficially own 1,115,000 shares which are held of record by clients of Wellington Management Company, LLP.

(3)	Wasatch Advisors, Inc. has sole voting and dispositive power over all of the shares as disclosed in a Schedule 13G filed February 15, 2007.

(4)	Kennedy Capital Management, Inc. has sole voting and dispositive power over all of the shares as disclosed in a Schedule 13G filed February 13, 2007.

(5)	Bank of America Corporation has shared voting over 561,889 of the 643,039 shares and has shared dispositive power over all of the 643,039 shares. The 643,039 shares includes those held in separately managed account programs over which unaffiliated managers exercise investment discretion and voting power and over which, in certain instances, they have shared investment discretion and voting power for purposes of reporting these shares on Schedule 13G.

(6)	Information obtained from an ownership report on the Nasdaq website.

EXECUTIVE OFFICERS

The current executive officers of the Company are as follows:

Name	Position

Christopher J. Reading	President and Chief Executive Officer
Lawrance W. McAfee	Executive Vice President and Chief Financial Officer
Glenn D. McDowell	Chief Operating Officer

For information concerning Messrs. Reading and McAfee see Election of Directors.

Glenn D. McDowell, 50, was promoted to Chief Operating Officer effective January 24, 2005. Mr. McDowell served as our Vice President of Operations overseeing the west region since joining us in October 2003 until January 2005. From 1996 to 2003, Mr. McDowell was employed by HealthSouth Corporation, a provider of outpatient surgery, diagnostic imaging and rehabilitative healthcare services. His most recent position with HealthSouth Corporation was Vice President of Operations — West Ambulatory Division where he oversaw the operations of more than 165 outpatient rehabilitation and other facilities.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee, composed entirely of independent directors, administers the Company’s executive compensation program. The role of the Committee includes establishing and overseeing compensation and benefit programs for our executive officers including the Chief Executive Officer (“CEO”) and the other executive officers listed in the Summary Compensation table (the “Named Executives”). The Committee also evaluates the performance of the CEO and reviews the performance of our other executive officers every year. Based upon these performance evaluations, the Committee establishes compensation for the CEO and other executive officers, and executive management consults with the Committee with respect to compensation levels and plans for key employees. Elements of our executive compensation program include: base salary; annual incentive bonus compensation; long-term equity incentive awards; and employee benefits and executive perquisites.

In establishing and overseeing the program, the Committee’s goal is to ensure that we can attract and retain superior management talent critical to our long-term success. To ensure that executive compensation is aligned with the performance of the Company and the interests of its stockholders, a significant portion of compensation available to executives is linked directly with financial results and other factors that influence stockholder value.

Compensation Consultants

Our human resources department supports the Committee in its work. In performing its duties relating to the development and administration of our executive compensation program, human resources management and the Committee also receive advice and counsel from Longnecker & Associates, an executive compensation consulting firm. This advice and counsel relates to the competitive position, value and design of our short-term and long-term incentive compensation plans, performance goals and rewards available at various levels of performance. Longnecker & Associates provides such services to management and the Committee periodically as needed throughout the year.

Under its charter, the Committee also may retain at the Company’s expense an executive compensation consultant to provide independent advice and counsel directly to the Committee. Except as described above, in 2006, no additional compensation consulting services were retained by the Committee or by the Company.

Peer Group and Compensation Targets

During 2006, with the assistance of Longnecker & Associates, the Committee selected a compensation peer group consisting of a number of publicly traded companies (the “Peer Group”). The Committee reviews the Peer Group compensation data to ensure that the executive compensation program is competitive.

Compensation Philosophy and Objectives

Our compensation policies are designed to enable us to attract, motivate and retain experienced and qualified executives. We seek to provide competitive compensation. Historically, our policy has been to provide a significant component of an executive officer’s compensation through the grant of stock options which vest over a number of years. We believe that grants of equity-based incentives to executives, as well as to employees generally, help align the interests of these officers and employees with the interests of our stockholders.

The Committee’s policy is to compensate and reward executive officers and other key employees based on the combination of some or all of the following factors, depending on the executive’s responsibilities: corporate performance, business unit performance and individual performance. The Committee evaluates corporate performance and business unit performance by reviewing the extent to which the Company has accomplished strategic business objectives, such as revenue growth, improved profitability, cash flow and management of working capital. The Committee evaluates individual performance by comparing actual accomplishments to the objectives established for the individual under the Company’s management development program. The Committee determines increases in base salary and annual cash incentive awards based on actual accomplishments during the performance period and determines long-term incentive awards based on LTIP criteria.

The Committee believes that compensation to executive officers should be aligned closely with the Company’s performance on both a short-term and long-term basis. As a result, a major portion of compensation to each executive officer is “at risk” and tied directly to the attainment of financial performance goals. The executive compensation program is also designed to incentivize continuous improvements in financial performance by providing enhanced compensation as results improve and exceed budgeted levels. While a major portion of compensation to the Company’s executive officers is performance-based, the Committee also believes it prudent to provide competitive base salaries and benefits in order to attract and retain the management talent necessary to achieve our strategic long-term objectives. The Committee also takes into account the compensation practices of comparable companies to ensure that the Company is able to attract, retain and reward executive officers whose contributions are critical to our long-term success.

Base Salaries

Other than the base salary of our Chief Executive Officer and Chief Financial Officer which were initially set by an employment agreement (see “Employment and Consulting Agreements”), base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual and the competitive marketplace for executive talent. Base salaries for executive officers are reviewed annually by our Compensation Committee based on, among other things, individual performance and responsibilities, inflation and competitive market conditions.

Annual Cash Incentive Compensation

Based on individual and company performance, incentive compensation opportunities are available to a wide range of our employees. We believe that incentive compensation is effective in reinforcing both the overall values of our Company and our specific operating goals.

Incentive compensation programs are designed to focus employees’ attention on our key performance goals, to identify the expected levels of performance and to reward individuals who meet or exceed our expectations. The aggregate amounts available for incentive awards are determined by our overall financial performance. The actual awards paid to individual recipients, other than to executive officers, are formulated by management, generally payable on an annual basis and reviewed with the Compensation Committee prior to payment. The Compensation Committee formulates and decides any incentive awards for Named Executives.

Long-term Equity Awards

Our 2003 Stock Incentive Plan and 1999 Stock Option Plan, as amended (the “1999 Option Plan”) were approved by our Board and stockholders to align employee and outside directors’ interests with stockholders’ interests, to provide incentives to our key employees by encouraging their ownership of our common stock and to aid us in attracting and retaining key employees, upon whose efforts our success and future growth depends.

Options and restricted shares are granted at the discretion of the Compensation Committee, which administers the Company’s equity compensation plans. The objective of such long-term equity-based awards, which generally vest over four to five years, is more to incentivize management and key employees for future performance than to reward specific past performance. Individual grant sizes are determined primarily based on the employee’s duties and level of responsibilities and his or her ability to exert significant influence and make meaningful contributions to the overall future success of the Company and, to a lesser degree, organizational and individual performance. At the discretion of the Compensation Committee, and based on the recommendation of management, options may also be used as an incentive for candidates recruited to fill key positions and for existing employees who receive significant promotions with increased responsibilities.

During 2006, we granted options and stock-based compensation awards covering a total of 12,000 shares of our common stock to three employees. This includes 2,000 options granted under the 1999 Employee Stock Option Plan, 5,000 shares of restricted stock under the 2003 Stock Incentive Plan and 5,000 shares of restricted stock under the 1999 Stock Incentive Plan. During 2006, no options or restricted stock were granted to our executive officers or directors. The per share exercise price of all options granted in 2006 equaled the fair market value of a share of our common stock on the date of grant.

In February 2007, the Compensation Committee granted 51,000 restricted shares to fifteen employees, none of which were Named Executives.

Benefits and Perquisites

Defined Contribution Plan.  The Company maintains a qualified retirement plan pursuant to Internal Revenue Code Section 401(k) (the “401(k) Plan”) covering substantially all employees subject to certain minimum service requirements. The 401(k) Plan allows employees to make voluntary contributions and provides for discretionary matching contributions by the Company. The assets of the 401(k) Plan are held in trust for grantees and are distributed upon the retirement, disability, death or other termination of employment of the grantee. The Board, in its discretion, determines the amount of any Company contributions. We did not make any contributions during 2006.

Life Insurance.  The Company maintains, at its expense, for the benefit of each of its full-time employees, life insurance policies in the amount of one times the employee’s annual salary, up to $200,000.

Health and Welfare Benefits.  All executive officers, including the Named Executives, are eligible for welfare benefits from the company including: medical, dental, vision, life insurance, short-term disability and long-term disability. Executives participate in these plans on the same basis and subject to the same costs, terms and conditions as other salaried employees at their assigned work location.

Employment and Consulting Agreements

In October 2004, each of Messrs. Reading and McAfee entered into new employment agreements effective as of November 1, 2004 that superseded their employment agreements that were effective in September 2003. Under their current employment agreements, Mr. Reading is employed as President and Chief Executive Officer and Mr. McAfee is employed as Executive Vice President and Chief Financial Officer. Each employment agreement is for a three-year term, provided, however, that effective on the first and second anniversary of the effective date of the agreement, the term is automatically extended for an additional year (up to a maximum term, with such extensions, of five years) unless either party notifies the other on or before such anniversary dates that such party has elected not to extend the term. Effective November 1, 2004, each of Messrs. Reading and McAfee’s base salary was $325,000 per year, subject to periodic review and adjustment. Additionally on this date, Messrs. Reading and McAfee were each granted non-qualified stock options to purchase 150,000 shares of our common stock. Effective February 27, 2006, each of Messrs. Reading and McAfee’s base annual salary was increased to $341,250. These were subsequently adjusted effective January 7, 2007 to $355,000 for Mr. Reading and $345,000 for Mr. McAfee. They are eligible to receive annual cash bonuses payable in accordance with their employment agreements or at the discretion of our Board of Directors (which has delegated such responsibility to the Compensation Committee of the Board) and are entitled to participate in any employee benefit plans adopted by us.

Messrs. Reading and McAfee’s employment agreements may each be terminated by the Company prior to the expiration of their term in the event their respective employment is terminated for “cause” (as defined in the agreement). See discussion below entitled “Post Termination/Change-in- Control Benefits” regarding Change in Control provisions.

Mr. Kosberg entered into a five year consulting agreement with us commencing on June 1, 2001, which provided for compensation at an annual rate of $95,000 per year. This agreement was amended effective November 15, 2002 at which time the annual rate was changed to $87,800 per year. The Agreement expired by its own terms in May 2006. Additionally, the agreement also provides that at Mr. Kosberg’s request and at his cost and expense, the Company will make available, to the extent it is reasonably available, primary health insurance coverage for Mr. Kosberg and his family on commercial terms until the earlier of (i) the date of his 80th birthday or (ii) the date on which there are no longer any persons surviving who are entitled to such health insurance coverage.

Mr. Brookner entered into a five year consulting agreement with the Company effective November 15, 2002, providing for compensation at an annual rate of $50,000 per year. The agreement also provides that at Mr. Brookner’s request and at his cost and expense, the Company will make available, to the extent it is reasonably available, primary health insurance coverage for Mr. Brookner and his family on commercial terms until the earlier of (i) the date of his 75th birthday or (ii) the date on which there are no longer any persons surviving who are entitled to such health insurance coverage.

We do not have any executive retention and severance arrangements or indemnification agreements and no change in control agreements other than those described above.

Compensation of Chief Executive Officer

Mr. Reading joined our Company in November 2003 as Chief Operating Officer and, effective November 1, 2004, was promoted to President and Chief Executive Officer. Under his employment agreement with us (see “Employment and Consulting Agreements”), Mr. Reading received a salary of $325,000 in 2005 and $262,500 in 2004. Effective February 27, 2006, Mr. Reading’s annual base salary was increased by the Compensation Committee to $341,250 (and increased to $355,000.00 effective January 7, 2007). He also received a bonus totaling $150,000 for 2005 which was paid in early 2006 and $100,000 for 2004 which was paid in early 2005. Mr. Reading received a bonus of $75,000 for 2006, which was paid in March 2007. Although Mr. Reading participated in our 401(k) Plan in 2006, we did not make any matching contributions to the plan during the year. In addition to cash compensation, under our 2003 Stock Incentive Plan, during 2004, Mr. Reading was granted equity-based compensation grants to purchase a total of 200,000 shares of our common stock and, during 2003, he was granted 50,000 inducement options to purchase shares of our common stock. No stock options were granted to Mr. Reading in 2005 or 2006.

In determining the appropriate compensation for Mr. Reading, the Compensation Committee evaluates our overall performance under Mr. Reading’s leadership, as well as his individual contributions to key strategic, financial and development objectives. The Compensation Committee utilized a combination of quantitative measures and qualitative factors in reviewing his performance and compensation. In 2006, the Compensation Committee used the services of a third party consulting firm to review the compensation packages of the Named Executives, including Mr. Reading, and to compare their present level of compensation to comparably-sized publicly traded companies and to other comparably-sized healthcare companies.

Compensation Deductibility Policy

Under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) and applicable Treasury regulations, no deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its chief executive officer and the four other most highly compensated officers. Under those provisions, however, there is no limitation on the deductibility of “qualified performance-based compensation.”

In general, our policy is to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with the most appropriate methods and approaches for the design and delivery of compensation to our executive officers.

Executive Compensation

Summary Compensation

The following table sets forth the compensation paid or accrued for services rendered in all capacities on behalf of our Company during 2006 to Messrs. Reading, McAfee and McDowell (“Named Executives”)

Summary Compensation Table

Change in
Pension
Value and
						Non-	Non-
						Equity	Qualified
						Incentive	Deferred
						Plan	Compen-	All Other
Name and				Stock	Option	Compen-	sation	Compen-
Principal		Salary	Bonus(1)	Awards	Awards(2)	sation	Earnings	sation(3)	Total
Positions	Year	($)	($)	($)	($)	($)	($)	($)	($)

Christopher J. Reading	2006	$338,750	$75,000	—	$344,809	—	—	$443	$759,002
Chief Executive Officer
Lawrance W. McAfee	2006	$338,750	$75,000	—	$344,809	—	—	$1,038	$759,597
Chief Financial Officer
Glenn D. McDowell	2006	$190,337	$35,000	—	$75,406	—	—	$426	$301,169
Chief Operating Officer

(1)	The amounts shown represent annual incentive bonuses earned by the Named Executives for fiscal year 2006 which was paid in March 2007. See “Compensation Discussion and Analysis — Annual Incentive Compensation” for further details. The Named Executives annual bonus for 2005, which was paid in 2006, is not reported in this table as it related to the Named Executives’ performance during 2005 and has been previously disclosed.

(2)	The amounts shown represent the compensation expense related to option awards included in the Company’s financial statements for fiscal year 2006 per FAS 123(R) adjusted to reflect actual rather than estimated forfeitures for awards with service-based vesting conditions. Actual forfeitures were insignificant. The awards consist of stock options granted to the Named Executives under the 2003 Stock Incentive Plan and inducement options. See the Company’s Annual Report for the year ended December 31, 2006 for a description of the FAS 123(R) valuations and a description of the 2003 Stock Incentive Plan and inducement options. The compensation expense for the option awards includes the values for awards granted in prior fiscal years. There were no grants to the Named Executive Officers in 2006.

(3)	Represents the value of life insurance premiums for life insurance coverage provided to the Named Executive Officers.

Grants of Plan-Based Awards

There were no grants of equity awards to the Named Executives pursuant to the Company’s compensation plans during the year ended December 31, 2006.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2006 for each Named Executive.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards
			Equity Incentive
			Plan Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option	Option
	Options (#)	Options (#)	Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date

Christopher J. Reading	30,000	20,000		$14.32	11/18/2013
	50,000	—		$12.51	6/2/2014
	60,000	90,000		$13.54	10/5/2014
Lawrance W. McAfee	20,000	20,000		$14.32	11/18/2013
	35,000	—		$12.51	6/2/2014
	60,000	90,000		$13.54	10/5/2014
Glenn D. McDowell	2,000	2,000		$14.32	11/18/2013
	18,000	27,000		$13.97	2/23/2015

Post Termination/Change-in-Control Benefits

Messrs. Reading and McAfee’s employment agreements may be terminated by us prior to the expiration of its term in the event their respective employment is terminated for “cause” (as defined in the agreement). If a “change in control” (as defined in the agreement) occurs and Mr. Reading does not continue as the President and Chief Executive Officer of the Company after the change of control, or Mr. McAfee does not continue as Executive Vice President and Chief Financial Officer of the Company after the change of control, each of Messrs. Reading and McAfee, as applicable, will be entitled to a change of control benefit of $500,000. If the employment of Mr. Reading or Mr. McAfee is terminated by us without “cause” or by the executive for “good reason,” he would be entitled to receive the compensation then in effect for the remainder of the term of the agreement and the greater of (i) the bonus paid or payable to Mr. Reading or Mr. McAfee, as applicable, with respect to the last fiscal year completed prior to the termination or (ii) the average of the bonuses paid to Mr. Reading or Mr. McAfee, as applicable, over the last three fiscal years of employment ending with the last fiscal year prior to termination. Mr. McDowell’s offer agreement provides that in the event of a change of control his employment is terminated by us or he is required to accept a material reduction in title, role and responsibilities, he would be entitled to receive compensation in an amount equivalent to six months of his then current salary and reimbursed for COBRA expense in exercising continuation of coverage in place at the time of termination for a period of six months following termination.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is composed of three independent directors and acts under a written charter adopted by the Board. The primary function of the Compensation Committee is to determine and report to the Board the compensation to be paid to our directors and executive officers and administer incentive stock plans. The Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth herein. Based on its review, the related discussions and such other matters deemed relevant and appropriate by the Committee, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement relating to the 2007 Annual Meeting of Stockholders.

Respectfully submitted,

The Compensation Committee
Bruce D. Broussard, Chairman
Daniel C. Arnold
Clayton K. Trier

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Broussard (Chairman), Arnold and Trier. None of the members of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries and none of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had an executive officer who served as a member of our board of directors or Compensation Committee during 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers to file with the SEC initial reports of ownership of our equity securities and to file subsequent reports when there are changes in their ownership. For 2006, a Form 4 for Mr. Rosen was filed on January 4, 2007 for a transaction which occurred on December 27, 2006. Based solely on a review of the copies of those forms furnished to the Company and written representations from the executive officers and directors, we believe that during 2006 all other Section 16(a) filing requirements applicable to our directors and officers were complied with on a timely basis.

ITEM 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed and recommends ratification of the appointment of Grant Thornton LLP as independent registered public accounting firm to conduct the audit of our financial statements for the year ending December 31, 2007 and to render other services as required and approved by the Audit Committee. Grant Thornton LLP has acted as our independent registered public accounting firm since August 27, 2004. Representatives of Grant Thornton LLP will attend our Annual Meeting of Stockholders, will be available to respond to questions by stockholders and will have an opportunity to make a statement regarding our financial statements if they desire to do so.

If the stockholders fail to ratify the appointment of Grant Thornton LLP, the Audit Committee will consider whether or not to retain that firm since shareholder ratification of the appointment is not required and the Audit Committee has the responsibility for appointment of our independent registered public accounting firm. Even if the stockholders ratify the appointment, the Audit Committee, in its discretion, may direct the appointment of a different independent firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Properly executed but unmarked proxies will be voted FOR approval of the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm. The approval of the ratification of Grant Thornton LLP will require the affirmative vote of holders of a majority of votes cast on this matter in person or by proxy. Accordingly, abstentions applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF
GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

INDEPENDENT PUBLIC ACCOUNTANTS

Grant Thornton LLP has acted as our independent registered public accounting firm since August 27, 2004.

Audit and Non-Audit Fees

The following table sets forth the fees billed for services performed by Grant Thornton LLP for fiscal year 2006 and 2005:

	2006	2005

Audit Fees	$459,000	$422,000
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—

Total	$459,000	$422,000

Audit fees include fees for professional services rendered in connection with the audit of our financial statements and internal controls over financial reporting for the fiscal year as well as reviews of our financial statements included in our quarterly reports on Form 10-Q.

The Audit Committee is authorized to delegate to one or more of its members the authority to pre-approve any defined audit and permitted non-audit services provided by the independent auditors, and related fees and other terms of engagement on these matters, provided that each pre-approval decision is presented to the full Audit Committee at its next scheduled meeting. In 2006 and 2005, 100% of the audit-related services were pre-approved pursuant to these pre-approval procedures. Grant Thornton LLP has not provided any tax or other non-audit services to the Company.

Report of the Audit Committee

The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report does not constitute “soliciting materials” and should not be deemed filed with or incorporated by reference into any other Company filings with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or subject to the liabilities of Section 18 of the Exchange Act, except to the extent the Company specifically incorporates such information by reference.

The Board of Directors has appointed an Audit Committee consisting of Messrs. Johnston, Harris, Pullins and Trier, all of whom are financially literate and independent (as that term is defined by Nasdaq Rules and SEC Rule 10A-3(b)). The Board of Directors has determined Mr. Trier and Mr. Pullins to be the “audit committee financial experts” (as that term is defined in pertinent regulations).

Under the Sarbanes-Oxley Act, the Audit Committee is directly responsible for the selection, appointment, retention, compensation and oversight of the Company’s independent accountants, including the pre-approval of both audit and non-audit services (including fees and other terms), and the resolution of disagreements between management and the auditors regarding financial reporting, accounting, internal controls, auditing or other matters.

In carrying out its responsibilities, the Audit Committee (i) makes such inquiries and reviews as are necessary to monitor the Company’s financial reporting, its external audits and its processes for compliance with laws and regulations, (ii) monitors the adequacy and effectiveness of the accounting and financial controls of the Company and elicits recommendations for the improvement of internal control processes and systems, (iii) reviews the planning, scope and results of the annual audit of the Company’s financial statements conducted by the Company’s independent accountants, (iv) reviews the scope and approves in advance any other services to be provided by the Company’s independent accountants, and (v) provides to the Board of Directors the results of its reviews and any recommendations derived therefrom, including such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that may require Board attention.

The Audit Committee has designated a “qualified compliance sub-committee” under applicable SEC rules. The Compliance Committee provides general oversight of our Company’s compliance with legal and regulatory requirements regarding healthcare operations. The Compliance Committee also monitors the Company’s telephone “hotline” by which it can directly receive, on an anonymous and confidential basis, complaints regarding any subject, including accounting, internal accounting controls, questionable accounting, auditing or other matters that the Company’s employees, and non-employees, may have. Members of the Compliance Committee are Messrs. Johnston, Harris and Pullins.

The Audit Committee is authorized to engage independent counsel and other advisors it determines necessary to carry out its duties. The Audit Committee did not deem it necessary to engage independent counsel for any matters during 2006.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls, and for the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent auditors are responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financials statements with accounting principles generally accepted in the United States of America. The Audit Committee monitors and reviews these processes, and reviews the Company’s periodic reports and quarterly earning releases before they are filed with the SEC, but is not responsible for the preparation of the Company’s financial statements and reports.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements included in the Company’s Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also met with the Company’s Chief Executive Officer and Chief Financial Officer to discuss their review of the Company’s disclosure controls and procedures and internal accounting and financial controls in connection with the filing of the Annual Report on Form 10-K and other periodic reports with the SEC. However, members of the Audit Committee are not employees of the Company and have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements.

Prior to commencement of audit work, the Audit Committee reviewed and discussed with representatives of Grant Thornton LLP, the Company’s independent auditors for fiscal 2006, the overall scope and plans for their audit of the Company’s financial statements for fiscal 2006. The Audit Committee also reviewed and discussed with Grant Thornton LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company’s financial statements, any changes in accounting policies, sensitive accounting estimates, accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States of America, including the matters required to be discussed by SAS 61 (Communication with Audit Committees), as amended. The Audit Committee met with Grant Thornton LLP, with and without Company management present, to discuss whether any significant matters regarding internal controls over financial reporting had come to the auditors’ attention during the conduct of the audit, and the overall quality of the Company’s financial reporting.

The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by the Independence Standards Board Standard No. 1 and the Audit Committee has discussed with Grant Thornton LLP their independence. The Audit Committee considered, among other things, whether the services Grant Thornton LLP provided to the Company were compatible with maintaining Grant Thornton LLP’s independence. The Audit Committee also considered the amount of fees Grant Thornton LLP received for audit and non-audit services.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

The Audit Committee is governed by a written charter, adopted by the Board of Directors of the Company. The charter has been updated as appropriate in light of SEC regulations and Nasdaq Rules implementing the Sarbanes-Oxley Act and is included on our website, www.usph.com.

Respectfully submitted,

The Audit Committee
Marlin W. Johnston, Chairman
Bernard A. Harris
Jerald L. Pullins
Clayton K. Trier

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS TO BE
PRESENTED AT THE 2008 ANNUAL MEETING OF STOCKHOLDERS

Any proposal intended to be presented by any stockholder for action at the 2008 Annual Meeting of Stockholders must be received by us on or before December 19, 2007 in order for the proposal to be considered for inclusion in the proxy statement and form of proxy relating to the 2008 Annual Meeting. If the date of next year’s annual meeting is changed by more than 30 days from May 22, 2008, the deadline will be a reasonable time before we print and mail our proxy materials. However, we are not required to include in our proxy statement and form of proxy for the 2008 Annual Meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time the proposal is received. In order for any stockholder proposal that is not included in such proxy statement and form of proxy to be brought before the 2008 Annual Meeting, such proposal must be received by the Corporate Secretary of U.S. Physical Therapy, Inc. at its principal executive offices at 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042 by March 3, 2008. If a timely proposal is received, the Board may exercise any discretionary authority granted by the proxies to be solicited on behalf of the Board in connection with the 2008 Annual Meeting of stockholders.

OTHER MATTERS

As of the date of this Proxy Statement, our Board of Directors does not know of any other matters to be presented for action by stockholders at the 2007 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote the proxy as directed by a majority of the Board of Directors.

By Order of the Board of Directors,

Janna King
Corporate Secretary

Houston, Texas
April 17, 2007

▼   FOLD AND DETACH HERE AND READ THE REVERSE SIDE   ▼

PROXY	PROXY
U.S. PHYSICAL THERAPY, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 22, 2007
THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     I, the undersigned stockholder of U.S. Physical Therapy, Inc.(the “Company”), hereby appoint Christopher J. Reading and Lawrance W. McAfee, and each of them, with full power of substitution, as my true and lawful attorneys, agents and proxies to cast all votes with respect to the Company’s common stock, which I am entitled to cast at the 2007 Annual Meeting of Stockholders to be held on Tuesday, May 22, 2007, at 9:00 a.m.(CT), at the Company’s offices at 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042, and at any adjournments or postponements of such meetings, upon the following matters.
     This proxy will be voted as directed by you. PROPERLY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED, AND FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007 AND AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS.
     The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and the 2006 Annual Report on Form 10-K, and hereby revokes any proxy or proxies heretofore given with respect to such shares of the Company’s common stock. This proxy may be revoked at any time before its exercise.
(continued and to be signed and dated on reverse side)

▼   FOLD AND DETACH HERE AND READ THE REVERSE SIDE   ▼

FOR
all nominees
	listed (except	WITHHOLD
	as marked to	AUTHORITY
	the contrary	to vote for all
	below)	nominees listed.
1. ELECTION OF DIRECTORS
Election of ten directors to serve until the next annual meeting of stockholders. Nominees: Daniel C. Arnold, Christopher J. Reading, Lawrance W. McAfee, Mark J. Brookner, Bruce D. Broussard, Bernard A. Harris, Jr., Marlin W. Johnston, J.Livingston Kosberg, Jerald L.Pullins and Clayton K.Trier.
	☐	☐
WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEES (Print Name in Space Provided.)

Please mark your votes like this	☒

	FOR	AGAINST	ABSTAIN
2. Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2007.	☐	☐	☐

3. As determined by a majority of our Board of Directors, the proxies are authorized to vote upon other business as may properly come before the meeting or any adjournments.

COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature	Signature	Date

Please date and sign exactly as name appears hereon and return in the enclosed envelope. Signature of Stockholder or Authorized Representative (Only one signature is required in the case of stock ownership in the name of two or more persons.)